Exhibit 99.2

Apple Computer, Inc.

Q3 2006 Unaudited Summary Data

	Q2 2006 Actual		Q3 2005 Actual		Q3 2006 Actual		Sequential Change		Year/Year Change
Operating Segments	CPU Units K	Rev $M	CPU Units K	Rev $M	CPU Units K	Rev $M	Units	Revenue	Units	Revenue
Americas	494	$2,122	595	$1,739	642	$2,188	30%	3%	8%	26%
Europe	316	966	283	742	301	899	- 5%	- 7%	6%	21%
Japan	82	309	76	227	79	258	- 4%	- 17%	4%	14%
Retail	154	636	144	555	216	715	40%	12%	50%	29%
Other Segments (1)	66	326	84	257	89	310	35%	- 5%	6%	21%

Total Operating Segments	1,112	$4,359	1,182	$3,520	1,327	$4,370	19%	0%	12%	24%

							Sequential Change		Year/Year Change
	Units K	Rev $M	Units K	Rev $M	Units K	Rev $M	Units	Revenue	Units	Revenue

Product Summary
Desktops (2)	614	$833	687	$845	529	$705	- 14%	- 15%	- 23%	- 17%
Portables (3)	498	739	495	720	798	1,161	60%	57%	61%	61%
Subtotal CPUs	1,112	1,572	1,182	1,565	1,327	1,866	19%	19%	12%	19%

iPod	8,526	1,714	6,155	1,103	8,111	1,497	- 5%	- 13%	32%	36%
Other Music Related Products and Services (4)	NM	485	NM	241	NM	457	NM	- 6%	NM	90%
Peripherals and Other Hardware	NM	264	NM	266	NM	236	NM	- 11%	NM	- 11%
Software, Service and Other Sales	NM	324	NM	345	NM	314	NM	- 3%	NM	- 9%
Total Apple		$4,359		$3,520		$4,370		0%		24%

(1)          Other Segments include Asia Pacific and FileMaker.

(2)          Includes iMac, eMac, Mac mini, PowerMac and Xserve product lines.

(3)          Includes MacBook, iBook, MacBook Pro and PowerBook product lines.

(4)          Consists of iTunes Music Store sales, iPod services, and Apple-branded and third-party iPod accessories.

NM:  Not Meaningful